Exhibit 99.1

Calix Appoints Michael Ashby as Chief Financial Officer

PETALUMA, CA, March 7, 2011 – Calix, Inc. (NYSE:CALX) today announced that it has appointed Michael Ashby as executive vice president and chief financial officer (CFO), effective immediately. Michael succeeds Kelyn Brannon, who is stepping down for personal reasons after serving nearly three years with the Company. A long time member of the Calix Board of Directors and an industry veteran, Michael returns permanently to the CFO role he previously held at Calix for over five years until his retirement in 2008.

“We are fortunate to have the opportunity to welcome back Michael Ashby to the role of Calix CFO,” said Carl Russo, president and chief executive officer of Calix. “As we enter a new phase of accelerating growth in our business, Michael brings continuity from his years of experience with the Company and service on the Calix Board, as well as deep experience in stewarding organic and inorganic growth in large public companies. We are grateful to Kelyn for ushering us through our IPO and first acquisition as a public company, and wish her well as she takes time away from what has been a three-year sprint to our current position as a global market leader.”

As Calix CFO, Michael will be responsible for executing the Company’s financial strategy and will continue to serve on the Calix Board of Directors.

Michael Ashby has been working in the technology sector for over twenty years, and is returning to the role of executive vice president and chief financial officer of Calix, a position he had held for five years before retiring in 2008. Michael has been a member of the Calix Board of Directors since 2006. Prior to Calix, Michael was vice president of finance at Cisco from November 1999 to July 2001, with responsibility for financial planning and investor relations. Michael joined Cisco following Cisco’s acquisition of Cerent Corporation, where he was CFO. Prior to Cerent, from September 1997 to January 1999, Michael was executive vice president and CFO of Ascend Communications, which was later acquired by Lucent Technologies, Inc. Prior to that, Michael served as chief financial officer of Pacific Telesis Enterprise Group, a division of Pacific Telesis Group, Inc. which was later acquired by SBC Communications. Michael has also served as chief executive officer of Network Systems Corporation and served in a senior management position at Teradata Corporation. Michael currently serves on the Board of Directors and chairman of the audit committee of Canary Foundation, a non-profit organization devoted exclusively to early detection of cancer.

Calix Press Release	Page 2

About Calix

Calix (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access systems and software enable communications service providers worldwide to be the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com.

This press release may contain forward-looking statements that are based upon management’s current expectations and are inherently uncertain. Forward-looking statements are based upon information available to us as of the date of this release and we assume no obligation to revise or update any such forward-looking statement to reflect any event or circumstance after the date of this release, except as required by law. Actual results and the timing of events could differ materially from current expectations, based on risks and uncertainties affecting the Company’s business. The reader is cautioned not to unduly rely on the forward-looking statements contained in this press release. Additional information on potential factors that could affect Calix’s results and other risks and uncertainties are detailed in its report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on February 24, 2011, available at http://www.sec.gov.

Inquiries:

Investor Relations:

Carolyn Bass

415-445-3232

carolyn.bass@calix.com

Press Relations:

Catherine Koo

415-992-4400

calix@lewispr.com